Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Series 2001-23
*CUSIP:   21988G692     Class   A-1
          21988GAV8     Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of   June 1, 2004.....                                       $0.00
      Scheduled Income received on securities.....              $1,000,000.75
      Unscheduled Income received on securities.....                    $0.00

LESS:

      Distribution to Class A-1 Holders.....                   -$1,000,000.00
      Distribution to Class A-2 Holders.....                           -$0.00
      Distribution to Depositor.....                                   -$0.00
      Distribution to Trustee.....                                     -$0.75
Balance as of  December 1, 2004.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   June 1, 2004.....                                       $0.00
      Scheduled Principal received on securities.....                   $0.00


LESS:

      Distribution to Holders.....                                     -$0.00
Balance as of   December 1, 2004.....                                   $0.00


              UNDERLYING SECURITIES HELD AS   OF December 1, 2004

       Principal

        Amount                          Title of Security

       ---------                        -----------------
      $28,777,000               Ryder System, Inc. 6.95% Debentures due
                               December 1, 2025

                               *CUSIP: 783549AZ1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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